UNITED STATES SECURITIES
AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 21, 2005

 IKON Office Solutions, Inc.

(Exact name of registrant as specified in its charter)

OHIO (State or other jurisdiction of incorporation)	File No. 1-5964 (Commission File Number)	23-0334400 (IRS Employer Identification Number)

  70 Valley Stream Parkway, Malvern, Pennsylvania      19355

Registrant’s telephone number, including area code: (610) 296-8000

                       Not Applicable
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01.   Regulation FD Disclosure.

On April 21, 2005, IKON Office Solutions, Inc. ("IKON" or the “Company”) announced that the the Company will report its preliminary financial results for the second quarter of fiscal 2005 on Thursday, April 28, 2005 and that it is conducting a review of its billing controls and reserve practices for trade accounts receivable. A copy of this press release is furnished as Exhibit 99.1 to this report.

Preliminary information regarding the second quarter results and the Company’s outlook for the full year will be discussed on a conference call hosted by IKON at 10:00 a.m. EDT on Thursday, April 28, 2005. Please call (719) 457-2626 to participate. The live audio broadcast of the call can be accessed on IKON’s Investor Relations homepage. A replay of the conference call will also be available on IKON’s Investor Relations homepage approximately two hours after the call ends through the next quarterly reporting period. To listen, please go to http://www.ikon.com/about/ir/events/ and click on “IKON Office Solutions Second Quarter Preliminary Results Conference Call.” Beginning at 1:00 p.m. EDT on April 28, 2005 and ending at midnight EDT on May 2, 2005, a complete replay of the conference call can also be accessed via telephone by calling (719) 457-0820 and using the access code: 8024990.

Section 9 – Financial Statements and Exhibits

Item 9.01.   Financial Statements and Exhibits.

The following exhibits shall be deemed to be filed or furnished, depending on the relevant item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-K:

(99.1)	Press Release Dated April 21, 2005.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IKON OFFICE SOLUTIONS, INC.
By: /s/ Robert F. Woods Robert F. Woods Senior Vice President and Chief Financial Officer

Dated: April 21, 2005